Exhibit 3.1

AMENDED AND RESTATED BY-LAWS

OF

THE AES CORPORATION

AMENDED AND RESTATED BY-LAWS

OF

THE AES CORPORATION

ARTICLE I
OFFICES

Section 1.01.        The registered office shall be at 2711 Centerville Road in the City of Wilmington in the State of Delaware.

Section 1.02.        The Corporation may also have offices and places of business at such other places, within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 2.01.        All meetings of stockholders shall be held at such time and place within or without the State of Delaware as may be determined from time to time by the Board of Directors (or the Chairman in the absence of a designation by the Board of Directors) as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

Section 2.02.        Annual meetings of stockholders shall be held on the first Friday of June of each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day not a legal holiday, or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At the annual meeting, the stockholders shall elect a Board of Directors, and transact any other business as may properly come before the meeting, notice of which was given in the notice of the meeting.

Section 2.03.        The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.04.        Special meetings of the stockholders, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be held at such place as may from time to time be designated by the Board of Directors and may be called only by the Chairman of the Board, the President or by resolution adopted by a majority of the entire Board of Directors, for such purposes as shall be specified in the call.

Section 2.05.        Written notice of the annual meeting or any special meeting of stockholders stating the place, date and hour of the meeting shall be given in accordance with Section 4.01 to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section 2.06.        Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.07.        The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, or the officer presiding over the meeting, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjournment at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with Section 2.01 or 2.05 as the case may be, to each stockholder of record entitled to vote at the meeting.

Section 2.08.        Unless otherwise provided in the Certificate of Incorporation and subject to the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (“Delaware Law”), each stockholder shall be entitled to one vote for each outstanding share of capital stock of the Corporation held by such stockholder. Any share of capital stock of the Corporation held by the Corporation shall have no voting rights. Unless otherwise provided in Delaware Law, the certificate of incorporation or these bylaws, the affirmative vote of a majority of the shares of capital stock of the Corporation present, in person or by written proxy, at a meeting of stockholders and entitled to vote on the subject matter shall be the act of the stockholders.

Section 2.09.        If a vote is to be taken by ballot, each ballot shall state the number of shares voted and the name of the stockholder or proxy voting.

Section 2.10.          Each meeting of the stockholders, whether annual or special, shall be presided over by the Chairman of the Board if present, and if he or she is not present or declines to preside by the President if present. If neither officer specified in the preceding sentence is present, the meeting shall be presided over by the person designated in writing by the Chairman of the Board, or if the Chairman of the Board has made no designation, by the person designated by the President, or if the President has made no designation, by the person designated by the Board of Directors. If neither officer specified in the first sentence of this Section 2.10 is present, and no one designated by the Chairman of the Board or the President or the Board of Directors is present, the meeting may elect any stockholder of record who is entitled to vote for directors, or any person present holding a proxy for such a stockholder, to preside. The Secretary of the Company (or in his or her absence any Assistant Secretary) shall be the Secretary of any such meeting; in the absence of the Secretary and Assistant Secretaries, any person may be elected by the meeting to act as Secretary of the meeting.

Section 2.11.        Any voting proxy given by a stockholder must be: in writing, executed by the stockholder, or, in lieu thereof, to the extent permitted by law, may be transmitted in a telegram, cablegram or other means of electronic transmission setting forth or submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. A copy, facsimile transmission or other reliable reproduction of a written or electronically-transmitted proxy authorized by this Section 2.11 may be substituted for or used in lieu of the original writing or electronic transmission to the extent permitted by law.

Section 2.12.        The directors shall appoint one or more inspectors of election and of the vote at any time prior to the date of any meeting of stockholders at which an election is to be held or a vote is to be taken. In the event any inspector so appointed is absent from such meeting or for any other reason fails to act as such at the meeting, the person presiding at such meeting pursuant to these By-Laws may appoint a substitute who shall have all the powers and duties of such inspector. The inspector or inspectors so appointed shall act at such meeting, make such reports thereof and take such other action as shall be provided by law and as may be directed by the person presiding over the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

Section 2.13.        The directors may, at any time prior to any annual or special meeting of the stockholders, adopt an order of business for such meeting which shall be the order of business to be followed at such meeting. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at such meeting shall be announced at such meeting by the person presiding over such meeting.

Section 2.14.        At any meeting of stockholders a stock vote shall be taken on any resolution or other matter presented to the meeting for action if so ordered by the person presiding over the meeting or on the demand of any stockholder of record entitled to vote at the meeting or any person present holding a proxy for such a stockholder. Such order or demand for a stock vote may be made either before or after a vote has been taken on such resolution or other matter in a manner other than by stock vote and before or after the result of the vote taken otherwise than by stock vote has been announced. The result of a stock vote taken in accordance with this By-Law shall supersede the result of any vote previously taken in any manner other than by stock vote.

Section 2.15.        (A)            Only such business (other than nominations of persons for election to the Board of Directors, which must comply with the provisions of Section 9.01) may be transacted at an annual meeting of stockholders as is (1) pursuant to the Corporation’s notice of meeting, (2) by or at the direction of the Board of Directors or (3) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 2.15 and at the time of the annual meeting, is entitled to vote thereon at the meeting and who complies with the notice procedures set forth in this Section 2.15; clause (3) shall be the exclusive means for a stockholder to submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.

(B)            For business (other than the nominations of persons for election to the Board of Directors, which must comply with the provisions of Section 9.01) to be properly brought before an annual meeting by a stockholder pursuant to clause (3) of paragraph (A) of this Section 2.15, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation.

To be timely, a stockholder’s notice shall be delivered, either by personal delivery or by United States mail, postage pre-paid, to the Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation.  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

Such stockholder’s notice shall set forth (1) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and (2) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (a) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and (b) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.  In addition, such stockholder’s notice shall set forth the information required under Section 2.16 of these By-Laws.

(C)           Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law.  Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the person presiding over an annual meeting of stockholders shall have the power and duty to determine whether any business proposed by any stockholder to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.15 and, if any proposed business is not in compliance with this Section 2.15, to declare that such defective proposal shall be disregarded.

(D)          For purposes of these By-Laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(E)           In addition to the foregoing provisions of this Section 2.15, a stockholder shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.15.  Nothing in this Section 2.15 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 2.16.        As to the stockholder giving the notice pursuant to Section 2.15 or Section 9.01, as the case may be, such stockholder’s notice must set forth (a) the name of each nominee holder of shares owned beneficially but not of record by such stockholder and the number of shares of stock held by each such nominee holder; (b) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such stockholder with respect to stock of the Corporation and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such stockholder, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk of stock price changes for, such stockholder or to increase the voting power or pecuniary or economic interest of such stockholder with respect to stock of the Corporation; (c) a description of all agreements, arrangements or understandings between such stockholder and (i) any other person or persons (including their names) in connection with the proposal of such business by such stockholder or (ii) each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, as the case may be, and any material interest of such stockholder in such business or nomination, as the case may be, including any anticipated benefit to the stockholder therefrom; (d) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting or to nominate the persons named in its notice, as the case may be; and (e) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies with respect to business brought at annual meeting of stockholders or for election of directors, as the case may be, pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.

Section 2.17 (A)        Any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken, is signed by the stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of such action without a meeting by less than unanimous written consent shall be given to each stockholder who did not consent thereto in writing.

(B)           In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date, which written notice shall include all information that would be required to be delivered pursuant to Section 2.15 of these By-Laws, as if the stockholder had been proposing business to be considered at a meeting of stockholders, or pursuant to Section 9.01 of these By-

Laws, as if the stockholder had been making a nomination.  The Board of Directors shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date.  If no record date has been fixed by the Board of Directors within ten days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolutions taking such prior action.

ARTICLE III
MATTERS RELATING TO THE BOARD OF DIRECTORS

Directors

Section 3.01.        The business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation or these By-Laws directed or required to be exercised or done by the stockholders.

Section 3.02.        The number of directors of the Corporation which shall constitute the whole Board shall be nine, or such other numbers as may be determined by written resolution of the Board of Directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.04, and each director elected shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Directors need not be stockholders of the Corporation.

Section 3.03.        Any director of the Corporation may resign at any time either by oral tender of resignation at any meeting of the Board of Directors or by delivering written notice thereof to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified with respect thereto the acceptance of such resignation shall not be necessary to make it effective.

Section 3.04.        Any director may be removed for cause, at any time, by the affirmative vote of the holders of record of a majority of all the shares of capital stock entitled to vote at a special meeting of the stockholders called for such purpose. Vacancies in the Board of Directors created by the death, resignation or removal of directors and newly created directorships resulting from any increase in the authorized number of directors may be filled only by the affirmative vote of a majority of the remaining directors. If the directors remaining in office shall be unable, by majority vote, to fill such vacancy within 60 days of the occurrence thereof, the Chairman of the Board or the President may call a special meeting of the stockholders at which such vacancy shall be filled. Any director so chosen shall hold office until the next annual election and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Meetings of the Board of Directors

Section 3.05.        The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 3.06.        The Board of Directors shall meet as soon as practicable after the annual election of directors, for the purpose of organization and the transaction of other business including the election of officers and election of the Chairman of the Board and, if applicable, a Vice Chairman of the Board.  No notice of such meeting shall be required. Such organization meeting may, however, be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board, or in a consent and waiver of notice thereof signed by all the directors.

Section 3.07.        Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board. Any business of the Corporation may be transacted at any such regular meeting.

Section 3.08.        Special meetings of the Board of Directors shall be called by the Secretary, on three days; notice to each director as provided in Article IV, either on the request of the Chairman of the Board, the President or on the written request of two directors.

Section 3.09.        At all meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business, and the act of a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these By-Laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.10.        Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or such committee.

Section 3.11.        Members of the Board of Directors or any committee designated by the Board pursuant to Section 3.12 may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Committees of Directors

Section 3.12.        The Board of Directors may, by resolution passed by the affirmative vote of a majority of the directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may by like vote designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the adopting resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to the following matter: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by Delaware Law to be submitted to the stockholders for approval or (ii) adopting, amending or repealing any bylaw of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 3.13.        Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Compensation

Section 3.14.        Directors, and members of any committee of the Board of Directors, shall be entitled to such reasonable compensation for their services as directors and members of each such committee as shall be fixed from time to time by resolution of the Board of Directors, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending such meetings. Any directors receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.

ARTICLE IV
NOTICES

Section 4.01.        Whenever, under the provisions of the statutes, the Certificate of Incorporation or these By-Laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director, or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, cable or facsimile transmission.

Section 4.02.        Whenever any notice is required to be given under the provisions of the statutes, the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance in person or by proxy of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting and does so object at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any director attending a meeting of the Board of Directors without protesting, prior to the meeting or at its commencement, any lack of notice shall be conclusively deemed to have waived notice if such meeting.

ARTICLE V
OFFICERS

Section 5.01.        The principal officers of the Corporation shall be a President, one or more Vice Presidents, a Treasurer and a Secretary who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose. The Corporation may also have such other principal officers, including one or more Controllers, as the Board may in its discretion appoint. One person may hold the offices and perform the duties of any two or more of said offices, except that no one person shall hold the offices and perform the duties of President and Secretary.

Section 5.02.        The principal officers of the Corporation shall be elected annually by the Board of Directors at the annual meeting thereof. Each such officer shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

Section 5.03.        In addition to the principal officers enumerated in Section 5.01 herein, the Corporation may have one or more Assistant Treasurers, Assistant Secretaries and Assistant Controllers and such other subordinate officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

Section 5.04.        The compensation of all officers and agents of the Corporation shall be fixed by the Board of Directors except to the extent such power shall be delegated, by resolution of the Board, to a committee of directors, to the Chairman of the Board or to the President.

Section 5.05.        Any officer or agent of the Corporation may be removed at any time, either with or without cause, by the Board of Directors in its sole discretion. Any vacancy occurring in any office of the Corporation may be filled at any time by the Board of Directors.

ARTICLE VI
MATTERS RELATING TO THE STOCK OF THE CORPORATION

Section 6.01.        The shares of capital stock of the Corporation may be represented by certificates or may be uncertificated.  To the extent that shares are represented by certificates, the certificates shall be in such form as shall be determined by the Board of Directors and shall be numbered consecutively and entered in the books of the Corporation as they are issued. Every holder of shares of capital stock of the Corporation theretofore represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate for shares of capital stock of the Corporation in the form approved by the Board of Directors, signed by, or in the name of the Corporation by, (a) the Chairman of the Board or the President or a Vice President and (b) the Treasurer or an Assistant Treasurer or the Secretary or an Assistant

Secretary, certifying the number of such shares owned by such stockholder in the Corporation. Except as otherwise provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 6.02.       Where any such certificate is signed either by a transfer agent or an assistant transfer agent, or by a transfer clerk acting on behalf of the Corporation and by a registrar, the signature of any such Chairman of the Board, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimile. In case any such officer who has signed, or whose facsimile signature has been affixed on, any such certificate shall cease to be such officer, whether because of resignation, removal or otherwise, before such certificate has been issued or delivered by the Corporation, such certificate may nevertheless be issued and delivered by the Corporation with the same effect as if such officer had not ceased to be such at the date of such delivery.

Section 6.03.       In case any certificate of stock shall be lost, stolen or destroyed, the Board of Directors, in its discretion, or any officer or officers thereunto duly authorized by the Board, may authorize the issuance of uncertificated shares or, if requested by the registered owner, a substitute certificate in place of the certificate so lost, stolen or destroyed; provided, however, that in each such case the applicant for uncertificated shares or a substitute certificate shall furnish evidence to the Corporation which the Board of Directors, or any office or officers authorized as aforesaid, determines is satisfactory, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may be required by the Board.

Section 6.04.       Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these By-Laws.  Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing, and upon the surrender of the certificate therefor to the Corporation or the transfer agent of the Corporation, properly endorsed for transfer or accompanied by proper evidence of succession, assignment or authority to transfer, or in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and in either case upon payment of all necessary transfer taxes; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement.  With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent of the Corporation.  No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 6.05.       (A)  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; providing, however, that the Board of Directors may fix a new record date for the adjourned meeting.  See Section 2.17(B) with respect to the fixing of a record date to determine the stockholders entitled to consent to corporate action in writing without a meeting.

(B)         In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 6.06.       The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the General Corporation Law of the State of Delaware.

ARTICLE VII

GENERAL PROVISIONS

Dividends

Section 7.01.       Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the applicable provisions, if any, of the Certificate of Incorporation.

Section 7.02.       Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Fiscal Year

Section 7.03.       The fiscal year of the Corporation shall be the calendar year unless otherwise fixed by resolution of the Board of Directors.

Voting Securities Held by the Corporation

Section 7.04.       Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of security holders of other corporations in which the Corporation may hold securities. At such meeting the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation might have possessed and exercised if it had been present. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

Section 7.05.       The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

INDEMNIFICATION

Section 8.01.       (A)  Any person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to or was or is involved (as a witness or otherwise) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than any action or suit by or in the right of the Corporation to procure a judgment in its favor (a “derivative action”)) by reason of the fact that he or she is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified by the Corporation, to the extent authorized by the laws of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such laws permitted prior to such amendment), against all expenses (including, but not limited to, attorneys’ fees, judgments, fines, penalties and amounts paid in settlement) actually and reasonably incurred by him or her in connection with the defense or settlement of such action, suit or proceeding. In the event of any derivative action, such persons shall be indemnified by the Corporation under the same conditions and to the same extent as specified above, except that no indemnification is permitted in respect of any claim, issue or matter as to which such persons shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The indemnification expressly provided by statute in a specific case shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any lawful agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(B)         The right to indemnification conferred in this Article VIII is and shall be a contract right. The right to indemnification conferred in this Article VIII shall include the right to be paid by the Corporation the expenses (including attorneys’ fees and retainers therefor) reasonably incurred in connection with any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from a director, officer or employee of the Corporation requesting such advance or advances from time to time; provided, however, the payment of such expenses incurred by a director, officer or employee in his or her capacity as a director, officer or employee in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director, officer or employee to repay all amounts so advanced if it shall ultimately be determined that such director, officer or employee is not entitled to be indemnified under this Article VIII or otherwise.

(C)         To obtain indemnification under this Article VIII, an indemnitee shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to such person and is reasonably necessary to determine whether and to what extent the indemnitee is entitled to indemnification.

(D)         The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. To the extent that the Corporation maintains any policy or policies providing such insurance, each such director, officer or employee, and each such agent to which rights to indemnification have been granted as provided in paragraph (E) of this Article VIII, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.

(E)          The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in connection with any proceeding in advance of its final disposition, to any agent of the Corporation to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

(F)          Neither the amendment nor repeal of this Article VIII, nor the adoption of any provision of this Certificate of Incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate or reduce the effect of this Article VIII in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

ARTICLE IX

NOMINATION OF DIRECTORS

Section 9.01.       (A)        Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the rights of holders of any preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances.   Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing directors (1) by or at the direction of the Board of Directors or (2) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 9.01 and at the time of the meeting, is entitled to vote thereon at the meeting and who complies with the notice procedures set forth in this Section 9.01; clause (2) shall be the exclusive means for a stockholder to nominate persons for election to the Board of Directors before an annual meeting or special meeting of stockholders.

Any stockholder of record may nominate one or more persons for election as director at a meeting only if the written notice required by this Section 9.01 with respect to any nomination or nominations (including the completed and signed questionnaire, representation and agreement required by Section 9.01(B)) has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation (a) with respect to an election to be held at an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, and (b) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the earlier of (i) the date on which notice of such meeting is first given to stockholders and (ii) the date on which a public announcement of such meeting is first made.  In no event shall the public announcement of an adjournment or postponement of an annual meeting or special meeting commence a new time period for the giving of a stockholder’s notice as described above.

Each such notice shall include: (1) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, if any, on whose behalf the nomination is made and each person whom the stockholder proposes to nominate for election as a director; (2) the name and address of each stockholder of record who intends to appear in person or by proxy to make the nomination and of the person or persons to be nominated; (3) the consent of each nominee to serve as a director of the Corporation if so elected; and (4) as to each person whom the stockholder proposes to nominate for election as a director (i) the name of each nominee holder of shares owned beneficially but not of record by such person and the number of shares of stock held by each such nominee holder, (ii) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person with respect to stock of the Corporation and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk of stock price changes for, such person or to increase the voting power or pecuniary or economic interest of such person with respect to stock of the Corporation, (iii) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and (iv) a completed and signed questionnaire, representation and agreements required by Section 9.01(B).  In addition, such stockholder’s notice shall set forth the information required under Section 2.16 of these By-Laws. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 9.01.  The person presiding at the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

(B)         For a stockholder nominee to be eligible for election as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 9.01) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request by a stockholder of record) and a written representation and agreement (in the form provided by the Secretary upon written request by a stockholder of record) that such person (a) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

ARTICLE X

AMENDMENTS

Section 10.01.     These By-Laws may be amended or repealed by the affirmative vote of a majority of the stockholders entitled to vote thereon or a majority of the directors then in office at any regular meeting of the stockholders or of the Board of Directors, respectively, or at any special meeting of the stockholders or of the Board of Directors, respectively, if notice of such proposed alteration or repeal be contained in the notice of such meeting. The stockholders may determine by majority vote that any action taken by them with respect to adoption, amendment or repeal of any part of these By-Laws shall not be subject to subsequent amendment or repeal by the Board of Directors, provided that any such determination shall be set forth in the appropriate place in the text of these By-Laws.